CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) for the T. Rowe Price QM Global Equity Fund, T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund, and T. Rowe Price QM U.S. Value Equity Fund, (three of the portfolios comprising T. Rowe Price Quantitative Management Funds, Inc.).

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 23, 2016